UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2018

LIVENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38694	82-4699376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.
☒

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2018, Livent Corporation (“Livent”) closed its initial public offering of 20,000,000 shares of Livent common stock, at a public offering price of $17.00 per share (the “IPO”). Prior to the IPO, Livent was a wholly-owned subsidiary of FMC Corporation (“FMC”). FMC continues to hold 123,000,000 shares of Livent common stock, which, following the completion of the IPO, represents approximately 85% of the economic interest in and voting power of Livent’s common stock.

In connection with the IPO, Livent and FMC have entered into certain agreements that govern various interim and ongoing relationships between the parties. These agreements, the material terms of which are summarized below, include a separation and distribution agreement, a transition services agreement, a shareholders’ agreement, a tax matters agreement, a registration rights agreement, an employee matters agreement and a trademark license agreement. Each of these agreements is described in detail in, and forms of these agreements have been filed as exhibits to, Livent’s Registration Statement (the “Registration Statement”) on Form S-1 (File No. 333-227026) and the final agreements are included as exhibits to this Current Report by Livent on Form 8-K.

Separation and Distribution Agreement

On October 15, 2018, Livent entered into a separation and distribution agreement with FMC that, together with the other agreements summarized below, governs the relationship between FMC and Livent following the IPO.

Separation of assets and liabilities. The separation and distribution agreement generally allocates assets and liabilities to Livent and FMC according to the business to which such assets or liabilities relate. In particular, the separation and distribution agreement provides, among other things, that, subject to the terms and conditions contained therein:

•	all of the assets primarily related to the businesses and operations of FMC’s Lithium Business, which Livent refers to as the “Lithium Assets,” will be transferred to Livent or one of Livent’s subsidiaries;

•	certain liabilities (whether accrued, contingent or otherwise and regardless of whether arising or accruing before, on or after the consummation of the IPO) related to or arising out of the businesses and operations of FMC’s Lithium Business, which Livent refers to as the “Lithium Liabilities,” will be retained by or transferred to Livent or one of Livent’s subsidiaries;

•	all of the assets and liabilities (whether accrued, contingent or otherwise and regardless of whether arising or accruing before, on or after the consummation of the IPO) other than the Lithium Assets and the Lithium Liabilities (such assets and liabilities, other than the Lithium Assets and the Lithium Liabilities, are referred to as the “Parent Assets” and the “Parent Liabilities,” respectively) will be retained by or transferred to FMC or its subsidiaries; and

•	certain shared assets and shared contracts will be transferred or assigned, in part, to Livent or Livent’s subsidiaries or be appropriately separated or divided such that both Livent and FMC receive an asset or contract to be used in a manner consistent with past practice.

Internal transactions. The separation and distribution agreement provides for certain internal transactions related to Livent’s separation from FMC that occurred prior to the consummation of the IPO.

Delayed transfers and further assurances. To the extent transfers of assets and assumptions of liabilities related to the Lithium Business have not been completed because of a necessary consent or governmental approval or because a condition precedent to any such transfer was not satisfied or any related relevant fact was not realized, the parties will cooperate to effect such transfers or assumptions as promptly as practicable. In the event that any such transfer has not been consummated prior to the closing of the IPO, the party retaining any asset that otherwise would have been transferred shall hold such asset in trust for the use and benefit of the party entitled thereto and retain such liability for the account of the party by whom such liability is to be assumed, and take such other action as may be reasonably requested by the party to which such asset is to be transferred, or by whom such liability is to be assumed, as the case may be, in order to place such party, insofar as reasonably possible, in the same position as would have existed had such asset or liability been transferred prior to the closing of the IPO.

Representations and warranties. In general, neither Livent nor FMC will make any representations or warranties regarding any assets or liabilities transferred or assumed. Except as expressly set forth in the separation and distribution agreement, all assets will be transferred on an “as is,” “where is” basis, and Livent will bear the economic and legal risks that the Lithium Assets are not sufficient to operate the Lithium Business or that the title to any of the Lithium Assets shall be other than good and marketable title, free and clear of any lien.

The initial public offering and cooperation with the exchange. The separation and distribution agreement governs Livent’s and FMC’s respective rights and obligations regarding the IPO. Pursuant to the separation and distribution agreement, Livent and FMC will each use commercially reasonable efforts to take all actions necessary to consummate the IPO. FMC will have the sole and absolute discretion to determine the terms of, and whether to proceed with, the IPO and any subsequent Distribution, which may take the form of spin-off, split-off or other distribution of Livent’s stock by FMC.

Conditions. The separation and distribution agreement also provides that the following conditions, among others, must be satisfied or waived by FMC, in its sole and absolute discretion, before either the IPO and the separation transactions can occur or any subsequent Distribution by means of a spin-off, split-off or other distribution of Livent’s stock by FMC can occur:

•	approval has been given by FMC’s board of directors;

•	all necessary actions or filings under applicable securities law have been taken or become effective;

•	the portion of Livent’s common stock to be issued has been accepted for listing on NYSE;

•	FMC has received a tax opinion from counsel that the Distribution, together with certain related transactions, will qualify as a tax-free “reorganization” within the meaning of Section 368(a)(1)(D) of the Code and a tax-free distribution within the meaning of Section 355 of the Code;

•	no government order or decree preventing the Separation, the IPO or a Distribution has been issued;

•	and all material third party or governmental consents have been received.

FMC has the right to not complete the Distribution, if, at any time, the FMC board of directors determines, in its sole and absolute discretion, that such transaction is not in the best interests of FMC or its shareholders or is otherwise not advisable.

Insurance. Livent’s directors and officers will obtain coverage under a directors’ and officers’ insurance program to be established by Livent at Livent’s expense. After the later of October 1, 2018 or the closing of the IPO, which Livent refers to as the “Trigger Date,” Livent will arrange for Livent’s own insurance policies and will not benefit from any of FMC’s or its affiliates’ insurance policies. The separation and distribution agreement will also provide Livent limited rights to access existing FMC occurrence-based excess general liability policies for occurrences prior to the Trigger Date and set forth procedures for the administration of insured claims, which shall generally be controlled by FMC for Livent’s benefit, and not by Livent.

Mutual releases. Except for specific liabilities associated with the separation and distribution agreement or the other ancillary agreements described therein or rights to indemnification under such arrangements, Livent and FMC will release and forever discharge the other party from any and all liabilities, claims or conditions existing or alleged to have existed on or prior to the closing of the IPO. The liabilities to be released will include liabilities arising under any contract or agreement, existing or arising from any acts or events occurring or failing to occur or any conditions existing before the completion of the IPO.

 Indemnification. Generally, each party will indemnify, defend and hold harmless the other party and its subsidiaries (and each of their affiliates) and their respective officers, employees and agents from and against any and all losses relating to, arising out of or resulting from: (i) liabilities assumed by the indemnifying party, (ii) liabilities associated with the business of the indemnifying party (following the Separation), (iii) any breach by the indemnifying party or its subsidiaries of the separation and distribution agreement and the other agreements described in this section (unless such agreement provides for separate indemnification) or (iv) any untrue statement of a material fact, or omission to state a material fact, with respect to information provided by the indemnifying party for use in, and contained in, any document disclosed to the SEC with respect to the IPO or otherwise.

Termination. The separation and distribution agreement may be terminated at any time by mutual consent or in the sole and absolute discretion of FMC at any time prior to the closing of the IPO. FMC also has the right to terminate any obligations relating to effecting the Distribution for any reason, in its sole and absolute discretion. In the event of a termination of the separation and distribution agreement on or after the completion of the IPO, only the provisions of the separation and distribution agreement that obligate the parties to pursue the Distribution will be terminated.

Transition Services Agreement

On October 15, 2018, Livent and FMC entered into a transition services agreement to provide each other, on a transitional basis, certain administrative, human resources, treasury and support services and other assistance, each in a manner and scope generally consistent with the services provided by the parties to each other before the Separation. Pursuant to the transition services agreement, FMC will provide certain support services to Livent.

Services will be provided on a cost-plus basis.

The services provided under the transition services agreement will terminate at various times specified in the agreement. The party receiving services may terminate certain specified services with the consent of the providing party by giving prior written notice in accordance with the terms of the transition services agreement and paying any applicable termination charge. Livent has been preparing for the transition of the services to be provided by FMC under the transition services agreement from FMC, or third-party providers on behalf of FMC, to Livent. Livent anticipates that it will be in a position to complete the transition of those services on or before December 31, 2019.

Generally, the liabilities of each party providing services will be limited to the aggregate charges actually paid to such party by the other party pursuant to the transition services agreement. The transition services agreement also provides that the provider of a service will not be liable to the recipient of such service for any special, indirect, incidental or consequential damages.

Shareholders’ Agreement

On October 15, 2018, Livent entered into a shareholders’ agreement with FMC that governs the relationship between Livent and FMC as the owner of 86.01% of Livent’s outstanding common stock (or 84.25% if the underwriters’ option to purchase additional shares of common stock from Livent is exercised in full) following the IPO.

Covenants. Pursuant to the shareholders’ agreement, upon the closing of the IPO and until FMC ceases to hold a majority of Livent’s common stock, Livent shall not be permitted, without FMC’s consent, to take any of the following actions:

•	take any action which has the effect, directly or indirectly, of restricting or limiting the ability of

FMC to freely sell, transfer, assign, pledge or otherwise dispose of its shares of Livent’s common stock or which would restrict or limit the rights of any transferee of FMC;

•	take or fail to take, as applicable, any actions that reasonably could result in FMC being in breach of or in default under any of its outstanding indebtedness or any contract that imposes obligations on FMC;

•	other than in connection with the IPO, issue equity securities of any type or permit any of Livent’s subsidiaries to issue equity securities;

•	dispose of assets, other than the sale of inventory in the ordinary course of business, with an aggregate value of more than $5,000,000 in any one such disposition, or $25,000,000 in the aggregate;

•	acquire any business for aggregate consideration of more than $50,000,000 for such acquisition;

•	acquire any equity or debt securities of any other person for aggregate consideration of more than $25,000,000 per acquisition, or $50,000,000 in the aggregate;

•	incur or make any capital expenditures in excess of $10,000,000, or $50,000,000 in the aggregate, other than in accordance with any capital expenditure plan memorialized as of the time of the Separation;

•	incur any indebtedness, other than pursuant to the revolving credit agreement described herein or as would not exceed $50,000,000, in the aggregate; or

•	settle, discharge or otherwise propose to settle or discharge any litigation or action (i) for which the amount in issue is in excess of $25,000,000, (ii) that seeks to impose any equitable remedy or (iii) that relates to the separation, the IPO or the or any spin-off, split-off or other distribution of Livent’s stock by FMC.

No restriction on competition. Livent and FMC acknowledge and agree that nothing in the shareholders’ agreement or the separation and distribution agreement shall be construed to create any restriction on the ability of either of Livent or FMC to engage in any business or other activity, including any activity which competes with the business of the other group, or to engage in any specific line of business or operate in any specific geographic area.

Non-solicitation. The shareholders’ agreement provides that during the twelve-(12-) month period following the date FMC ceases to hold a majority of Livent’s common stock, neither Livent nor FMC will solicit, aid, induce or encourage any employee of the other to leave his or her employment or hire any such employee, subject to customary exceptions.

Auditors and audits; annual financial statements and accounting. Pursuant to the shareholders’ agreement, Livent has agreed that, for so long as FMC is required to consolidate Livent’s results of operations and financial position or account for its investment in Livent under the equity method of accounting, Livent will, among other things, cooperate with FMC in the preparation of audited financial statements and quarterly financial statements, not change Livent’s independent auditors without FMC’s prior written approval, use Livent’s reasonable best efforts to enable Livent’s independent auditors to complete their audit of Livent’s financial statements in a timely manner so as to permit timely filing of FMC’s financial statements, and consult with FMC regarding the timing and content of Livent’s earnings releases and cooperate fully with FMC in connection with any of its public filings.

Access to information. Pursuant to the shareholders’ agreement, following the separation, Livent and FMC are obligated to provide each other access to information of the other, subject to certain limitations and confidentiality obligations.

Tax Matters Agreement

On October 15, 2018, Livent entered into a tax matters agreement with FMC that governs the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of any failure of the Distribution (or certain related transactions) to qualify as tax-free for U.S. federal income tax purposes. The tax matters agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

In general, the tax matters agreement governs the rights and obligations that Livent and FMC have after the Separation with respect to taxes. Under the tax matters agreement, FMC generally will be responsible for all of Livent’s income taxes that are reported on combined tax returns with FMC or any of its affiliates for tax periods ending on or before December 31, 2017. Livent will generally be responsible for all other income taxes, that would be applicable to Livent if Livent filed the relevant returns on a standalone basis, and all non-income taxes attributable to the Lithium Business.

The tax matters agreement further provides that:

•	Without duplication of Livent’s payment obligations described in the prior paragraph, Livent will generally indemnify FMC against (i) taxes arising in the ordinary course of business for which Livent is responsible (as described above) and (ii) any liability or damage resulting from a breach by Livent or any of Livent’s affiliates of a covenant or representation made in the tax matters agreement; and

•	FMC will indemnify Livent against taxes for which FMC is responsible under the tax matters agreement (as described above).

In addition to the indemnification obligations described above, the indemnifying party will generally be required to indemnify the indemnified party against any interest, penalties, additions to tax, losses, assessments, settlements or judgments arising out of or incident to the event giving rise to the indemnification obligation, along with costs incurred in any related contest or proceeding. Indemnification obligations of the parties under the tax matters agreement are not subject to any cap.

Further, the tax matters agreement generally prohibits Livent and Livent’s affiliates from taking certain actions that could cause the Separation and/or the Distribution to fail to qualify for their intended tax treatment, including:

•	during the time period ending two years following the Distribution (or otherwise pursuant to a “plan” within the meaning of Section 355(e) of the Code), Livent may not cause or permit certain business combinations or transactions to occur;

•	during the time period ending two years following the Distribution, Livent may not discontinue the active conduct of Livent’s business (within the meaning of Section 355(b)(2) of the Code);

•	during the time period ending two years following the Distribution, Livent may not sell or otherwise issue Livent’s common stock, other than pursuant to issuances that satisfy certain regulatory safe harbors set forth in Treasury regulations related to stock issued to employees and retirement plans;

•	during the time period ending two years following the Distribution, Livent may not redeem or otherwise acquire any of Livent’s common stock, other than pursuant to certain open-market repurchases of less than 20% of Livent’s common stock (in the aggregate);

•	during the time period ending two years following the Distribution, Livent may not amend Livent’s certificate of incorporation (or other organizational documents) or take any other action, whether through a stockholder vote or otherwise, affecting the voting rights of Livent’s common stock; and

•	more generally, Livent may not take any action that could reasonably be expected to cause the Separation and the Distribution, to fail to qualify as tax-free transactions under Section 368(a)(1)(D) and Section 355 of the Code.

If Livent wishes to take any such restricted action, Livent is required to cooperate with FMC to obtain an IRS ruling or obtain an unqualified tax opinion, in each case to the effect that the action will not affect the tax-free treatment to FMC and its stockholders of the Separation and the Distribution. In the event that the Separation and the Distribution fail to qualify for their intended tax treatment, in whole or in part, and FMC is subject to tax as a result of such failure, the tax matters agreement determines whether FMC must be indemnified for any such tax by Livent. As a general matter, under the terms of the tax matters agreement, Livent is required to indemnify FMC for any tax-related losses in connection with the Separation and the Distribution, due to any action by Livent or any of Livent’s subsidiaries. Therefore, in the event that the Separation and/or the Distribution fail to qualify for their intended tax treatment due to any action by Livent or any of Livent’s subsidiaries, Livent will generally be required to indemnify FMC for the resulting taxes.

Registration Rights Agreement

On October 15, 2018, Livent entered into a registration rights agreement with FMC, pursuant to which Livent agrees that, upon the request of FMC, Livent will use Livent’s reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of Livent’s common stock retained by FMC following the IPO.

Demand registration. FMC will be able to request registration under the Securities Act of all or any portion of Livent’s shares covered by the agreement and Livent will be obligated, subject to certain exceptions, to register such shares as requested by FMC, subject to limitations on minimum offering size. FMC will be able to designate the terms of each offering effected pursuant to a demand registration, which may take the form of a shelf registration. FMC will be able to request that Livent complete up to four demand registrations in any twelve month period.

Piggy-back registration. If Livent at any time intends to file on Livent’s behalf a registration statement in connection with a public offering of any of Livent’s securities on a form and in a manner that would permit the registration for offer and sale of Livent’s common stock held by FMC, FMC will have the right to include its shares of Livent’s common stock in that offering, subject to certain limitations.

Registration expenses and penalties. Livent will be generally responsible for all registration expenses in connection with the performance of Livent’s obligations under the registration rights provisions in the registration rights agreement. FMC will generally be responsible for its own internal fees, expenses and any applicable underwriting discounts or commissions and any stock transfer taxes. Livent will not be subject to any penalties, cash or otherwise, in the event there is a delay in registering the shares covered by the agreement.

Indemnification. The agreement contains customary indemnification and contribution provisions by Livent for the benefit of FMC and, in limited situations, by FMC for the benefit of Livent with respect to the information provided by FMC included in any registration statement, prospectus or related document.

Term. The registration rights will remain in effect with respect to any shares held by FMC until:

•	such shares have been sold pursuant to an effective registration statement under the Securities Act;

•	such shares have been sold to the public pursuant to Rule 144 under the Securities Act;

•	such shares have ceased to be outstanding; or

•	such shares have been disposed of in the Distribution.

Employee Matters Agreement

On October 15, 2018, Livent entered into an employee matters agreement with FMC that governs the relationship between Livent and FMC with respect to employment, compensation and benefits matters.

Employee-related liabilities. Upon the closing of the IPO, except as otherwise expressly provided in the employee matters agreement, Livent will generally assume responsibility for all employment, compensation and benefits-related liabilities relating to current employees of the Lithium Business (whether active or inactive) and former employees who were last actively employed primarily in FMC’s Lithium Business, whom Livent collectively refers to as “Lithium Employees,” regardless of whether such liabilities arise before, on or after the closing of the IPO. FMC will retain all employment, compensation and benefits-related liabilities relating to each current or former employee of FMC who is not a Lithium Employee, whom Livent refers to as an “FMC Employee.” The employment liabilities assumed by Livent and Livent’s subsidiaries under the employee matters agreement will constitute Lithium Liabilities and the liabilities retained by FMC and its subsidiaries under the employees matters agreement will constitute Parent Liabilities, as described above in “—Separation and Distribution Agreement.”

Livent and FMC will indemnify, defend and hold harmless each other and Livent’s respective subsidiaries and affiliates in accordance with the indemnification rights and obligations set forth in the separation and distribution agreement, as described above in “—Separation and Distribution Agreement—Indemnification.”

Transfers of Lithium Employees. Effective on or prior to the closing of the IPO, except as otherwise expressly provided in the employee matters agreement, to the extent not already employed by Livent or one of Livent’s applicable subsidiaries, the employment of each Lithium Employee will be transferred to Livent or one of Livent’s subsidiaries, and Livent or one of Livent’s subsidiaries will generally assume responsibility for any individual employment or similar agreements between any Lithium Employee and FMC or any of its subsidiaries.

Each Lithium Employee who is employed in the United States and is on an approved leave of absence and receiving long- or short-term disability benefits under an FMC health and welfare benefit plan as of the closing of the IPO, each of whom Livent refers to as an “Inactive Employee”, will be transferred to, or continued to be employed by, FMC. Upon an Inactive Employee’s return to active service within 18 months following the closing of the IPO, Livent will make an offer of employment to such Inactive Employee, which such offer of employment will have terms and conditions of employment consistent with the terms and conditions applicable to such Inactive Employee at such time and the employee matters agreement.

Any individuals hired following the closing of the IPO to primarily provide services to the Lithium Business will be hired by Livent or one of Livent’s subsidiaries (or, if such individual cannot be hired by Livent or one of Livent’s subsidiaries, Livent and FMC will cooperate for such individual to be hired by FMC or one of its subsidiaries and thereafter be transferred to Livent or one of Livent’s subsidiaries prior to the date of the Distribution, which Livent refers to as the “Distribution Date”).

Following the date of the IPO, if Livent and FMC determine that any individual who did not become a Lithium Employee on or before the date of the closing of the IPO should have his or her employment transferred from FMC or one of its subsidiaries to Livent or one of Livent’s subsidiaries, Livent and FMC will cooperate to cause such transfers of employment on the terms set forth in the employee matters agreement.

Collective bargaining agreements. Upon the closing of the IPO, Livent will assume responsibility for certain collective bargaining or similar agreements covering Lithium Employees, and Livent and FMC will cooperate and consult in good faith to provide notice to and consult with any labor unions, works councils or similar employee representatives.

Compensation and benefit plans generally. Except as otherwise provided in the employee matters agreement, effective as of January 1, 2019 (or, in the case of Lithium Employees located outside of the United States, the date of the closing of the IPO), which Livent refers to as the “Benefits Commencement

Date,” Lithium Employees will be eligible to participate in compensation and benefit plans established by Livent or one of Livent’s subsidiaries, and such plans will generally recognize all service for FMC and its affiliates prior to the applicable Benefits Commencement Date for purposes of eligibility, vesting and benefit accruals. However, such service will not be recognized to the extent that such recognition would result in a duplication of benefits.

Livent will reimburse FMC for any costs and expenses incurred by FMC to establish, administer or design any of Livent’s or Livent’s subsidiaries’ compensation or benefit plans.

Health and Welfare Benefit Plans. Effective as of the closing of the IPO, Livent will assume all costs, expenses or liabilities relating to health and welfare coverage or claims incurred prior to, on or after the closing of the IPO by each Lithium Employee under FMC’s health and welfare benefit plans (except that FMC will retain all liabilities and obligations under FMC’s retiree health and welfare benefit plans). However, following the closing of the IPO and prior to the applicable Benefits Commencement Date, Lithium Employees will generally continue to participate in FMC’s health and welfare benefit plans, and any claims incurred by Lithium Employees prior to the applicable Benefits Commencement Date will continue to be covered under FMC’s health and welfare benefit plans. Livent will reimburse FMC for the cost of continued participation in FMC health and welfare benefit plans in accordance with the terms of the transition services agreement (as described above in “—Transition Services Agreement”).

Treatment of Annual Cash Incentive Awards. Each Lithium Employee participating in a cash bonus plan maintained by FMC for the 2018 performance year will remain eligible to receive such cash bonus award, subject to the terms of the applicable bonus plan and actual achievement of applicable performance goals determined as of the end of the performance period. The actual 2018 cash bonuses payable to Lithium Employees will be paid by Livent in accordance with the terms of the applicable FMC cash bonus plan, and FMC will reimburse Livent for the portion of such cash bonus awards that relates to the portion of the 2018 performance period that elapsed prior to the date of the closing of the IPO.

Treatment of Outstanding Equity Awards. Effective as of the Distribution Date, each outstanding FMC equity award held by a Lithium Employee will be converted into a Livent equity award. The number of Livent shares subject to each Converted Award (and in the case of stock options, the exercise price of the award) will be adjusted to preserve the aggregate intrinsic value of the original FMC award as measured before and after the conversion, subject to rounding. Each such Livent equity award will remain subject to the same terms and conditions (including vesting and payment schedules) as were applicable immediately prior to the above described conversion, except that the converted Livent equity awards held by Lithium Employees will not be subject to any performance-based vesting conditions.

Effective as of the Distribution Date, outstanding FMC RSUs and PRSUs held by current FMC Employees will be converted into adjusted FMC RSUs and PRSUs and Livent equity awards. The number of FMC shares or Livent shares, as applicable, subject to each such Converted Award will be adjusted to preserve the aggregate intrinsic value of the original FMC award as measured before and after the conversion, subject to rounding. Each such adjusted FMC RSU and PRSU and Livent RSU and PRSU will remain subject to the same terms and conditions (including vesting and payment schedules) as were applicable immediately prior to the above described conversion, including performance-vesting conditions (as may be adjusted by the FMC Compensation and Organization Committee in connection with the Distribution). Any FMC stock options held by current FMC Employees, as well as any FMC equity awards held by former FMC employees, will only be converted into adjusted FMC equity awards (and will not be converted into Livent equity awards).

Effective as of the Distribution Date, Livent will assume the obligation to settle and deliver the shares of Livent common stock underlying all FMC equity awards converted into Livent equity awards. For purposes of vesting for all equity awards, continued employment with or service to FMC or Livent, as applicable, will be treated as continued employment with or service to both FMC and Livent.

Livent will be responsible for the settlement of cash dividend equivalents on any Livent equity awards held by a Lithium Employee, and FMC will be responsible for the settlement of cash dividend equivalents on any FMC equity awards or Livent equity awards held by current or former FMC Employees. However, with respect to Livent equity awards held by FMC Employees, prior to the date any such settlement is due, Livent will pay FMC in cash amounts required to settle any dividend equivalents accrued following the Distribution Date.

401(k) Plans. Effective as of the Benefits Commencement Date, each Lithium Employee who participates in the FMC 401(k) plan will cease active participation in the FMC 401(k) Plan and will be eligible to participate in a 401(k) plan maintained by us. All liabilities under the FMC 401(k) plan (whether relating to FMC Employees or Lithium Employees) will be retained by FMC, except that Livent will reimburse FMC for any costs relating to continued participation by Lithium Employees in the FMC 401(k) plan during the Benefits Transition Period in accordance with the transition services agreement. As of the Distribution Date, each Lithium Employee participating in the FMC 401(k) plan will be entitled to make “rollover” contributions of their eligible account balances under the FMC 401(k) plan into a 401(k) plan maintained by Livent or an individual retirement account.

FMC U.S. Non-Qualified Savings Plan. Effective as of the Benefits Commencement Date, each Lithium Employee who participates in the FMC Nonqualified Savings Plan will cease active participation in the FMC Nonqualified Savings Plan and will become eligible to participate in a corresponding non-qualified savings and investment plan maintained by us, which Livent refers to as the “Lithium Nonqualified Savings Plan”. Livent will reimburse FMC for the costs relating to participation by Lithium Employees in the FMC Nonqualified Savings Plan during the Benefits Transition Period in accordance with the transition services agreement. Effective as of the Benefits Commencement Date, FMC will transfer to us, and Livent will assume, all assets and liabilities under the FMC Nonqualified Savings Plan with respect to Lithium Employees, and FMC will have no further liability or obligation (including any administration obligation) with respect thereto. On and following the Benefits Commencement Date, any effective deferral elections made by a Lithium Employee with respect to amounts deferred by such Lithium Employee under, and in accordance with the terms of, the FMC Nonqualified Savings Plan prior to the Benefits Commencement Date, will remain in effect with respect to such amounts in accordance with their terms. To the maximum extent permitted by Section 409A of the Code, a Lithium Employee will not be considered to have undergone a “separation from service” for purposes of Section 409A of the Code and the FMC Nonqualified Savings Plan solely by reason of the Distribution, and, following the Distribution Date, the determination of whether a Lithium Employee has incurred a separation from service with respect to his or her benefit in the corresponding Lithium Nonqualified Savings Plan will be based solely upon his or her performance of services for Livent and its subsidiaries.

U.S. Qualified Defined Benefit Pension Plan. Effective as of the Benefits Commencement Date, each Lithium Employee who participates in the FMC Qualified Plan will cease active participation in such plan (including the accrual of any additional benefits under such plan). On and following the Benefits Commencement Date, each participating Lithium Employee will receive credit for his or her service with Livent or one of Livent’s subsidiaries for purposes of attaining early retirement eligibility under, and in accordance with the terms of, the FMC Qualified Plan. From and after the Distribution Date, the terms of the FMC Qualified Plan will govern the terms of distributions, if any, of any benefits payable under the FMC Qualified Plan to any Lithium Employees. All liabilities under the FMC Qualified Plan (whether relating to FMC Employees or Lithium Employees) will be retained by FMC, except that Livent will reimburse FMC for any costs relating to continued participation by Lithium Employees in the FMC Qualified Plan during the Benefits Transition Period in accordance with the transition services agreement.

FMC U.S. Non-Qualified Pension Plan. Effective as of the Benefits Commencement Date, each Lithium Employee who participates in the FMC Nonqualified Plan will cease active participation in the FMC Nonqualified Plan and will not accrue any additional benefits thereunder. At and following the Distribution Date, the terms of the FMC Nonqualified Plan (and any applicable deferral elections thereunder) will govern the terms of any distributions of account balances made to Lithium Employees participating in the FMC Nonqualified Plan. All liabilities under the FMC Nonqualified Plan (whether relating to FMC Employees or Lithium Employees) will be retained by FMC, except that Livent will reimburse FMC for any costs relating to continued participation by Lithium Employees in the FMC

Nonqualified Plan during the Benefits Transition Period in accordance with the transition services agreement.

Certain Non-U.S. Matters. To the extent not addressed by the employee matters agreement, Livent and FMC agree to reasonably cooperate in good faith to effect the provisions of the employee matters agreement with respect to employees and employee-compensation-and benefits-related matters outside of the United States (including those relating to compensation and benefit plans covering non-U.S. Lithium Employees and non-U.S. FMC Employees), which in all cases will be consistent with the general approach and philosophy regarding the allocation of employee-related assets and liabilities under the employee matters agreement.

Trademark License Agreement

On October 15, 2018, Livent entered into a Trademark License Agreement with FMC pursuant to which FMC grants to Livent a non-exclusive, worldwide, royalty free license to use the “FMC” word mark and related logos (which Livent refers to as the “Licensed Trademarks”) for a period beginning on the date of the Separation and ending two years after the date of the Distribution solely in connection with any product or service of the Lithium Business as conducted as of the date of the Separation. FMC will retain all right, title and interest in the Licensed Trademarks and all goodwill associated therewith.

The Trademark License Agreement imposes certain obligations and restrictions on Livent’s use of the Licensed Trademarks, including that (i) Livent’s use must conform to FMC’s standards of use for the Licensed Trademarks, (ii) Livent must not challenge the validity or ownership of the Licensed Trademarks or seek to register the Licensed Trademarks and (iii) Livent must not do or permit any acts which may impair or adversely affect the Licensed Trademarks or FMC’s reputation and goodwill. FMC will have certain inspection and audit rights to ensure that Livent’s use of the Licensed Trademarks complies with applicable laws, certain quality standards and FMC’s standards of use. FMC will retain the first right, but not obligation, to take action against any infringement, misappropriation, dilution or other violation of the Licensed Trademarks, and if FMC declines to do so, Livent may take such action. Livent will indemnify FMC for any third-party claim relating to any of Livent’s products or services that bear any Licensed Trademark or Livent’s breach of the Trademark License Agreement. FMC may terminate the Trademark License Agreement under certain circumstances, including if Livent (x) fails to cure a material breach of the Trademark License Agreement, (y) undergoes a change of control or (z) assigns or attempts to assign the Trademark License Agreement. Upon the expiration or termination of the Trademark License Agreement, Livent must cease all use of the Licensed Trademarks and remove the Licensed Trademarks from Livent’s assets and business materials, including advertisements and website content. Livent must also change Livent’s and Livent’s subsidiaries’ corporate names that use any Licensed Trademark to names that do not use or contain or are confusingly similar to any Licensed Trademark or any other FMC trademark.

FMC has granted to Livent a non-exclusive license to register certain domain names containing the word “FMC” with the applicable domain name registrar and use such domain names solely for the purpose of directing internet traffic to web sites related to the Lithium Business during the term of the Trademark License Agreement. Livent must assign and transfer such domain names back to FMC upon the expiration or termination of the Trademark License Agreement. For twelve months after such expiration or termination of the Trademark License Agreement, FMC will provide domain name redirect services to Livent to redirect visitors of the website fmclithium.com (among others) to a website that Livent designates.

Item 8.01. Other Events.

On October 10, 2018, in connection with the IPO, Messrs. Robert C. Pallash, G. Peter D’Aloia, Michael F. Barry and Steven T. Merkt became directors of Livent, as disclosed in the S-1. In addition, the Board committees described in the S-1 were formed and the directors identified in the S-1 became members thereof.

On October 15, 2018, Livent closed its IPO of 20,000,000 shares, at a price to the public of $17.00 per share. FMC continues to hold 123,000,000 shares of Livent common stock, which, following the completion of the IPO, represents approximately 85% of the economic interest in and voting power of Livent’s common stock. Livent’s common stock began trading October 11, 2018, on the New York Stock Exchange under the symbol “LTHM.”

A registration statement on Form S-1 relating to these securities has been filed with, and declared effective by, the SEC. The IPO was made only by means of a prospectus forming part of the effective registration statement.

A copy of the press releases announcing these events are filed as Exhibit 99.1 and 99.2 to this Form 8-K. This Current Report on Form 8-K contains forward-looking statements. The safe harbor statement contained in the press release attached hereto as Exhibit 99.1 is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation and Distribution Agreement.

10.2	Transition Services Agreement.

10.3	Shareholders’ Agreement.

10.4	Tax Matters Agreement.

10.5	Registration Rights Agreement.

10.6	Employee Matters Agreement.

10.7	Trademark License Agreement.

99.1	Press Release dated October 10, 2018.

99.2	Press Release dated October 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVENT CORPORATION
(Registrant)

October 15, 2018	/s/ Sara Ponessa
Sara Ponessa
Vice President, General Counsel and Secretary